                                                                    Exhibit 99.1

President's Report                                             February 3, 2008

After two years of site  preparation  and plant  construction,  the SIRE ethanol facility is nearing  completion!  We have completely filled our silos with corn, successfully tested the hammermill  operation (ground corn to a desired particle size), filled and tested the process center with hot water produced by a trailer mounted package boiler, tested the reboilers,  and trained the entire operations staff.  The ICM start-up  team has been on site since early  January and has the plant ready for grind.

Our last challenge lies with cleaning the 6600' steam and condensate line, which will be used to connect  our plant with our  primary  heat  source,  MidAmerican
Energy.   Our  agreement  with   MidAmerican   Energy   requires  SIRE  to  meet
specifications for silica, iron, pH, temperature, and conductivity on the return condensate water. Testing the line in preparation for startup shows we currently are able to meet all requirements but the silica  specification.  We have a plan in place to meet the silica  specification  by week's  end.  Once we are able to meet the water quality  requirements,  steam from  MidAmerican  will flow and we will continue with plant commissioning.

ICM will start the plant up at a 50% rate for two to three days, then ramp up to a 100% running  rate.  Once we achieve a running rate of 100%  (nameplate),  ICM will turn the operations of the plant over to SIRE. We will keep you posted.

The annual meeting for 2009 will be held this spring  (April/May) in conjunction with a grand  opening  and we'll let you know the  details  when  scheduled.  As always,  please  contact me directly at (712) 366-0392 if you have any issues or concerns regarding the project.

                      SIRE Newsletter - Volume III Issue 1
This   newsletter   contains   forward-looking   statements.   We  undertake  no
responsibility to update any  forward-looking  statement.  When used, the words,
"believe,"  "expect,"  "will,"  "can,"  "estimate,"   "anticipate"  and  similar
expressions are intended to identify forward-looking statements.  Readers should not place undue  reliance on any  forward-looking  statements and recognize that the statements are not  predictions  of actual future  results,  which could and likely will differ  materially  from those  anticipated  in the  forward-looking statements  due to risks and  uncertainties,  including  those  described in our
Securities and Exchange Commission filings.